SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):      February 23, 2000
                                                        (March 9, 2000)



                         Productivity Technologies Corp.
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



        0-24242                                          13-3764753
(Commission File Number)                    (I.R.S. Employer Identification No.)




206 South Main Street, 2nd Floor, Ann Arbor, Michigan                      48104
(Address of Principal Executive Offices)                              (Zip Code)




Registrant's Telephone Number, Including Area Code:               (734) 996-1700



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Item 2.  Acquisition or Disposition of Assets

     On February 23, 2000, Productivity Technologies Corp. (the "Company") purchased, through it WCS Acquisition Corp. subsidiary, pursuant to an Asset Purchase Agreement entered into on such date with Westland Control Systems, Inc. ("Westland") and Thomas G. Lee, substantially all of the assets of Westland. The purchase price was $6.5 million, with contingent consideration of up to $2.3 million payable to Mr. Lee, formerly the controlling of shareholder of Westland, based on earnings in future periods. At closing, $3.75 million of the purchase price was paid in cash with the balance payable under two five-year promissory notes aggregating $2.75 million. The cash portion of the purchase price was paid primarily from bank borrowings. The purchase of Westland was determined by arm's length negotiations between the parties. Westland designs and manufacturers custom electrical control panels which are used primarily in the equipment build industry.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of businesses acquired.

     It is impracticable for the Company to file the financial statements required for the acquisitions described in Item 2 of this Current Report on Form 8-K concurrently with the filing of this Report. Such financial statements will be filed with the Commission as soon as the same are available, but in no event later than 60 days after the date hereof.

     (b) Pro forma financial information.

     It is impracticable for the Company to file pro forma financial statements taking into account the acquisitions described in Item 2 of this Current Report on Form 8-K concurrently with the filing of this Report. Such pro forma financial statements will be filed with the Commission at the time the financial statements for these acquisitions are filed.

     (c) Exhibits

     None.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRODUCTIVITY TECHNOLOGIES CORP.


Date:    March 9, 2000                  By:  /s/  Jesse Levine
                                        ----------------------
                                        Jesse Levine, Chief Financial Officer